UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DANIELS CORPORATE ADVISORY COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	04-3667624 (IRS Employer Identification No.)
Parker Towers, 104-60, Queens Boulevard 12th Floor Forest Hills, New York (Address of principal executive offices)	11375 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates: 333-169128 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form S-1 as filed with the Commission and declared effective on July 11, 2012, is hereby incorporated herein by reference for all purposes.

Item 2.

Exhibits.

Exhibit No.	Identification of Exhibit
3.1

Articles of Incorporation of Daniels Corporate Advisory Company, Inc. filed with the Secretary of State of Nevada on May 2, 2002, filed as Exhibit 3.1 to the registrant’s registration statement on Form S-1, on August 31, 2010, Commission File Number 333-169128.

3.2

Amended and Restated Articles of Incorporation of Daniels Corporate Advisory Company, Inc. filed with the Secretary of State of Nevada on August 4, 2010, filed as Exhibit 3.2 to the registrant’s registration statement on Form S-1, on August 31, 2010, Commission File Number 333-169128.

3.3

Bylaws of Daniels Corporate Advisory Company, Inc. adopted May 2, 2002, filed as Exhibit 3.3 to the registrant’s registration statement on Form S-1, on August 31, 2010, Commission File Number 333-169128.

3.4

Amended and Restated Bylaws of Daniels Corporate Advisory Company, Inc. adopted August 4, 2010, filed as Exhibit 3.4 to the registrant’s registration statement on Form S-1, on August 31, 2010, Commission File Number 333-169128.

3.5

Daniels Corporate Advisory Company, Inc. Preferred Stock Designation filed with the Secretary of State of Nevada on August 4, 2010, filed as Exhibit 3.5 to the registrant’s registration statement on Form S-1, on August 31, 2010, Commission File Number 333-169128.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2012	DANIELS CORPORATE ADVISORY COMPANY, INC.

By /s/ Arthur D. Viola
Arthur D. Viola, Chief Executive Officer

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